UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2023

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The description of the termination of the Offer Letter set forth in Item 5.02 is incorporated into this Item 1.02 by reference. No material early termination penalties were incurred in connection with the termination of the Offer Letter.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2023, Ms. Janet Huffman, the Chief Financial Officer of TRxADE HEALTH, INC. (the “Company”), notified the Company of the termination of her Offer Letter dated February 3, 2022, as amended (the “Offer Letter”), effective March 1, 2023. Effective March 1, 2023, Ms. Huffman also transitioned from Chief Financial Officer to Acting Chief Financial Officer, but is remaining with the Company in that role and is continuing to serve as Principal Financial/Accounting Officer of the Company. Ms. Huffman is also transitioning to a consulting relationship with the Company instead of a full-time employee relationship. It is expected that Ms. Huffman will provide a set amount of hours of her time to the Company moving forward and that the Company may eventually engage a new Chief Financial Officer (or similar position) to replace Ms. Huffman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

Date: March 3, 2023	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer